EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205774 on Form S-3 and Registration Statement Nos. 333-197910, 333-188730, 333-177850, 333-174451, 333-170317, 333-156105, 333-154312, and 333-153586 on Form S-8 of Discovery Communications, Inc. of our reports dated February 24, 2017 related to the consolidated financial statements and financial statement schedule of Scripps Networks Interactive, Inc. and subsidiaries, and the effectiveness of Scripps Networks Interactive, Inc. and subsidiaries’ internal control over financial reporting, incorporated by reference in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP
Cincinnati, OH
September 6, 2017

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